UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2010

GOLD HORSE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China	010030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86(471)339-7999

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2010, the Board of Directors of Gold Horse International, Inc. appointed Mr. Guohui Song as a member of the Board, to serve as an independent director.

The Company has not determined the compensation for Mr. Song and expects to determine his compensation package in August 2010.

Mr. Song brings over 50 years of accounting and corporate financial management to the company. Currently, Mr. Guohui is retired and since 2000 provides business consulting services to Inner Mongolia Tuanjian Accounting Firm. From 1971 to 2002, Mr. Song served as the Deputy Director of the Hohhot Finance Agency and Director of Hohhot Accounting Agency.

Item 7.01	Regulation FD Disclosure.

On July 14, 2010, Gold Horse International, Inc. announced that the Company will start construction on the Jiari Residential Building, another phase of four new residential development projects expected to generate combined revenues exceeding $98 million. A copy of the press release is filed as Exhibit 99.1 to this report.

On July 22, 2010, Gold Horse International, Inc. issued a press release discussing is progress for a listing on a senior U.S. stock exchange and offered a summary of its annual Board of Directors meeting conducted at corporate headquarters on July 14, 2010. Additionally, the press release announced the election of Mr. Guohui Song as an independent director of the Company. A copy of the press release is filed as Exhibit 99.2 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.2, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued July 14, 2010

99.2	Press release issued July 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HORSE INTERNATIONAL, INC.

Date: July 23, 2010	By:	/s/ Liankuan Yang
Liankuan Yang,
Chief Executive Officer